EXHIBIT 99.1

For Immediate Release:	July 17, 2024
Consistent Performance, Patient Strategy Yield Solid Q2 Results.
There’s No Place Like HOMB.
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Quarterly Highlights

Metric	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Net income	$101.5 million	$100.1 million	$86.2 million	$98.5 million	$105.3 million
Net income, as adjusted (non-GAAP)(1)	$103.9 million	$99.2 million	$92.2 million	$94.7 million	$102.6 million
Total revenue (net)	$254.6 million	$246.4 million	$245.6 million	$245.4 million	$257.2 million
Income before income taxes	$133.4 million	$130.4 million	$112.8 million	$129.3 million	$136.9 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$141.4 million	$134.9 million	$118.4 million	$130.6 million	$140.9 million
PPNR, as adjusted (non-GAAP)(1)	$141.9 million	$133.7 million	$126.4 million	$125.7 million	$137.3 million
Pre-tax net income to total revenue (net)	52.40%	52.92%	45.92%	52.70%	53.23%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	52.59%	52.45%	49.16%	50.72%	51.85%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	55.54%	54.75%	48.22%	53.23%	54.78%
P5NR, as adjusted (non-GAAP)(1)	55.73%	54.28%	51.46%	51.25%	53.40%
ROA	1.79%	1.78%	1.55%	1.78%	1.90%
ROA, as adjusted (non-GAAP)(1)	1.83%	1.76%	1.66%	1.72%	1.85%
NIM	4.27%	4.13%	4.17%	4.19%	4.28%
Purchase accounting accretion	$1.9 million	$2.8 million	$2.3 million	$2.4 million	$2.7 million
ROE	10.73%	10.64%	9.36%	10.65%	11.63%
ROE, as adjusted (non-GAAP)(1)	10.98%	10.54%	10.00%	10.25%	11.33%
ROTCE (non-GAAP)(1)	17.29%	17.22%	15.49%	17.62%	19.39%
ROTCE, as adjusted (non-GAAP)(1)	17.69%	17.07%	16.56%	16.95%	18.90%
Diluted earnings per share	$0.51	$0.50	$0.43	$0.49	$0.52
Diluted earnings per share, as adjusted (non-GAAP)(1)	$0.52	$0.49	$0.46	$0.47	$0.51
Non-performing assets to total assets	0.56%	0.48%	0.42%	0.42%	0.28%
Common equity tier 1 capital	14.4%	14.3%	14.2%	14.0%	13.6%
Leverage	12.3%	12.3%	12.4%	12.4%	11.9%
Tier 1 capital	14.4%	14.3%	14.2%	14.0%	13.6%
Total risk-based capital	18.0%	17.9%	17.8%	17.6%	17.3%
Allowance for credit losses to total loans	2.00%	2.00%	2.00%	2.00%	2.01%
Book value per share	$19.30	$18.98	$18.81	$18.06	$18.04
Tangible book value per share (non-GAAP)(1)	12.08	11.79	11.63	10.90	10.87
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
“Revenue is up and expenses are down. In the second quarter, HOMB saw profitable loan growth and a lower efficiency ratio, while overcoming the additional $2.3 million of FDIC special assessment. We hit record highs for book value per common share of $19.30 and tangible book value per common share of $12.08. It was a great quarter with adjusted earnings, quarter over quarter, exceeding a great year in 2023,” said John Allison, Chairman.

Liquidity and Funding Sources

At June 30, 2024, the Company held $2.67 billion in net available internal liquidity. This balance consisted of $1.63 billion in unpledged investment securities which could be used for additional secured borrowing capacity, $797.3 million in cash with the Federal Reserve Bank (FRB) and $247.8 million in other liquid cash accounts.
Consistent with the Company’s practice of maintaining access to significant external liquidity, the Company had $3.15 billion in net available external liquidity as of June 30, 2024. This included $4.81 billion in available liquidity with the Federal Home Loan Bank (FHLB), of which $1.86 billion has been drawn upon in the ordinary course of business, resulting in $2.95 billion in net available liquidity with the FHLB as of June 30, 2024. The $1.86 billion consisted of $600.0 million in outstanding FHLB advances and $1.26 billion used for pledging purposes. The Company also had access to approximately $797.3 million in liquidity with the FRB as of June 30, 2024, of which $700.0 million has been drawn upon in the ordinary course of business from the Bank Term Funding Program (BTFP), resulting in $97.3 million in net available liquidity with the FRB as of June 30, 2024. As of June 30, 2024, the Company also had access to $55.0 million from First National Bankers’ Bank (FNBB) and $45.0 million from other various external sources.
Overall, the Company had $5.82 billion in net available liquidity as of June 30, 2024, which consisted of $2.67 billion of net available internal liquidity and $3.15 billion in net available external liquidity. Details on the Company’s available liquidity as of June 30, 2024 are available below.

(In thousands)	Total Available	Amount Used	Net Availability
Internal Sources
Unpledged investment securities (market value)	$1,627,007	$—	$1,627,007
Cash at FRB	797,300	—	797,300
Other liquid cash accounts	247,813	—	247,813
Total Internal Liquidity	2,672,120	—	2,672,120
External Sources
FHLB	4,808,671	1,859,049	2,949,622
FRB Discount Window	97,296	—	97,296
BTFP (par value)	700,000	700,000	—
FNBB	55,000	—	55,000
Other	45,000	—	45,000
Total External Liquidity	5,705,967	2,559,049	3,146,918
Total Available Liquidity	$8,378,087	$2,559,049	$5,819,038

The Company has continued to limit its exposure to uninsured deposits and has been actively monitoring this in light of the current banking environment. As of June 30, 2024, the Company held approximately $8.33 billion in uninsured deposits of which $744.9 million were intercompany subsidiary deposit balances and $2.90 billion were collateralized deposits, for a net position of $4.69 billion. This represents approximately 27.6% of total deposits. As of June 30, 2024, net available liquidity exceeded uninsured and uncollateralized deposits by $1.13 billion.

(in thousands)	As of June 30, 2024
Uninsured Deposits	$8,327,937
Intercompany Subsidiary and Affiliate Balances	744,882
Collateralized Deposits	2,896,015
Net Uninsured Position	$4,687,040

Total Available Liquidity	$5,819,038
Net Uninsured Position	4,687,040
Net Available Liquidity in Excess of Uninsured Deposits	$1,131,998
In the event the Company’s $4.69 billion net position of uninsured deposits had been called by depositors on the first day of the second quarter of 2024 and the Company utilized available funding, which remained outstanding during the entire quarter, the Company estimates that interest expense would have increased by approximately $74.2 million for the quarter ended June 30, 2024. The outflow of deposits could have been funded through available sources of liquidity without selling our investment securities. In this event, based on the Company’s profitability level for the quarter ended June 30, 2024, the Company estimates that it would still have achieved return on average assets (ROA) of 1.30% for the quarter ended June 30, 2024.

Operating Highlights
Net income for the three-month period ended June 30, 2024 was $101.5 million, or $0.51 diluted earnings per share. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $103.9 million(1) and $0.52 per share(1), respectively, for the three months ended June 30, 2024.
Our net interest margin was 4.27% for the three-month period ended June 30, 2024, compared to 4.13% for the three-month period ended March 31, 2024. The yield on loans was 7.54% and 7.37% for the three months ended June 30, 2024 and March 31, 2024, respectively, as average loans increased from $14.49 billion to $14.65 billion. Additionally, the rate on interest bearing deposits increased to 3.00% as of June 30, 2024, from 2.93% as of March 31, 2024, while average interest-bearing deposits increased from $12.72 billion to $12.85 billion.
During the second quarter of 2024, there was $1.7 million of event interest income compared to $1.1 million of event interest expense for the first quarter of 2024.
Purchase accounting accretion on acquired loans was $1.9 million and $2.8 million and average purchase accounting loan discounts were $22.8 million and $24.8 million for the three-month periods ended June 30, 2024 and March 31, 2024, respectively.
Net interest income on a fully taxable equivalent basis was $214.5 million for the three-month period ended June 30, 2024, and $205.5 million for the three-month period ended March 31, 2024. This increase in net interest income for the three-month period ended June 30, 2024, was the result of a $12.1 million increase in interest income, partially offset by an $3.2 million increase in interest expense. The $12.1 million increase in interest income was primarily the result of a $9.1 million increase in loan interest income, a $2.0 million increase in income from interest-bearing balances due from banks and a $970,000 million increase in investment income. The increase in interest income is primarily the result the growth in interest-earning assets and the current high interest rate environment. The $3.2 million increase in interest expense was due to a $3.2 million increase in interest expense on deposits. The increase in interest expense is also a result of the growth of interest-bearing deposits and the current high interest rate environment.
The Company reported $42.8 million of non-interest income for the second quarter of 2024. The most important components of second quarter non-interest income were $10.7 million from other service charges and fees, $9.7 million from service charges on deposit accounts, $6.7 million from other income, $4.7 million from trust fees, $4.3 million in mortgage lending income, $3.0 million from dividends from FHLB, FRB, FNBB and other, $2.1 million gain on branches, equipment and other assets and $1.3 million from the increase in cash value of life insurance. The $2.1 million gain on branches, equipment and other assets is from the sale of a building in our Texas region.
Non-interest expense for the second quarter of 2024 was $113.2 million. The most important components of non-interest expense were $60.4 million from salaries and employee benefits, $29.4 million in other operating expense, $14.4 million in occupancy and equipment expenses and $8.9 million in data processing expenses. Included within other operating expenses was $2.3 million in FDIC special assessment expense. This is the remaining portion of the assessment which was levied in order to recover the losses to the Deposit Insurance Fund associated with protecting uninsured depositors following the closures of Silicon Valley Bank and Signature Bank. For the second quarter of 2024, our efficiency ratio was 43.17%, and our efficiency ratio, as adjusted (non-GAAP), was 42.59%(1).

Financial Condition
Total loans receivable were $14.78 billion at June 30, 2024, compared to $14.51 billion at March 31, 2024. Total deposits were $16.96 billion at June 30, 2024, compared to $16.87 billion at March 31, 2024. Total assets were $22.92 billion at June 30, 2024, compared to $22.84 billion at March 31, 2024.
During the second quarter of 2024, the Company experienced approximately $267.8 million in loan growth. Centennial CFG experienced $56.4 million of organic loan growth and had loans of $2.09 billion at June 30, 2024. Our remaining markets experienced $211.4 million in organic loan growth during the quarter.
Non-performing loans to total loans were 0.58% and 0.55% at June 30, 2024 and March 31, 2024, respectively. Non-performing assets to total assets were 0.56% and 0.48% at June 30, 2024 and March 31, 2024, respectively. Net charge-offs were $2.4 million and $3.4 million for the three months ended June 30, 2024 and March 31, 2024, respectively.
Non-performing loans at June 30, 2024 were $16.2 million, $39.1 million, $24.7 million, $399,000, $3.1 million and $2.8 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $86.3 million. Non-performing assets at June 30, 2024 were $16.3 million, $46.6 million, $35.8 million, $399,000, $3.1 million and $25.6 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $127.8 million.
The Company’s allowance for credit losses on loans was $295.9 million at June 30, 2024, or 2.00% of total loans, compared to the allowance for credit losses on loans of $290.3 million, or 2.00% of total loans, at March 31, 2024. As of June 30, 2024 and March 31, 2024, the Company’s allowance for credit losses on loans was 342.66% and 362.94% of its total non-performing loans, respectively.

Stockholders’ equity was $3.86 billion at June 30, 2024, compared to $3.81 billion at March 31, 2024, an increase of approximately $44.1 million. The increase in stockholders’ equity is primarily associated with the $65.4 million increase in retained earnings and $9.6 million reduction in accumulated other comprehensive income, partially offset by the $32.6 million in stock repurchases. Book value per common share was $19.30 at June 30, 2024, compared to $18.98 at March 31, 2024. Tangible book value per common share (non-GAAP) was $12.08(1) at June 30, 2024, compared to $11.79(1) at March 31, 2024.
Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 58 branches in Texas, 5 branches in Alabama and one branch in New York City.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, July 18, 2024. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/329781550. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login?show=c8dcd669&confId=67018. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-470-1428, Passcode: 667067. A replay of the call will be available by calling 1-866-813-9403, Passcode: 180861, which will be available until July 25, 2024, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words or phrases like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “on track” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; the ability to identify, complete and successfully integrate new acquisitions; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; diversion of management time on acquisition-related issues; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; adverse weather events, including hurricanes, and other natural disasters; disruptions, uncertainties and related effects on credit quality, liquidity and other aspects of our business and operations that may result from any future public health crises; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
ASSETS
Cash and due from banks	$229,209	$205,262	$226,363	$229,474	$275,656
Interest-bearing deposits with other banks	829,507	969,996	773,850	258,605	335,535
Cash and cash equivalents	1,058,716	1,175,258	1,000,213	488,079	611,191
Federal funds sold	—	5,200	5,100	3,925	1,550
Investment securities - available-for-sale, net of allowance for credit losses	3,344,539	3,400,884	3,507,841	3,472,173	3,645,013
Investment securities - held-to-maturity, net of allowance for credit losses	1,278,853	1,280,586	1,281,982	1,283,475	1,285,150
Total investment securities	4,623,392	4,681,470	4,789,823	4,755,648	4,930,163
Loans receivable	14,781,457	14,513,673	14,424,728	14,271,833	14,180,972
Allowance for credit losses	(295,856)	(290,294)	(288,234)	(285,562)	(285,683)
Loans receivable, net	14,485,601	14,223,379	14,136,494	13,986,271	13,895,289
Bank premises and equipment, net	383,691	389,618	393,300	397,093	397,315
Foreclosed assets held for sale	41,347	30,650	30,486	691	725
Cash value of life insurance	218,198	215,424	214,516	213,351	213,090
Accrued interest receivable	120,984	119,029	118,966	110,946	101,066
Deferred tax asset, net	195,041	202,882	197,164	222,741	206,430
Goodwill	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit intangible	44,490	46,630	48,770	51,023	53,500
Other assets	350,192	347,928	323,573	322,617	317,857
Total assets	$22,919,905	$22,835,721	$22,656,658	$21,950,638	$22,126,429
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$4,068,302	$4,115,603	$4,085,501	$4,280,429	$4,598,593
Savings and interest-bearing transaction accounts	11,150,516	11,047,258	11,050,347	10,786,087	11,169,940
Time deposits	1,736,985	1,703,269	1,651,863	1,452,229	1,228,358
Total deposits	16,955,803	16,866,130	16,787,711	16,518,745	16,996,891
Securities sold under agreements to repurchase	137,996	176,107	142,085	160,120	160,349
FHLB and other borrowed funds	1,301,050	1,301,050	1,301,300	1,001,550	701,550
Accrued interest payable and other liabilities	230,011	241,345	194,653	175,367	173,426
Subordinated debentures	439,542	439,688	439,834	439,982	440,129
Total liabilities	19,064,402	19,024,320	18,865,583	18,295,764	18,472,345
Stockholders' equity
Common stock	1,997	2,008	2,015	2,023	2,026
Capital surplus	2,295,893	2,326,824	2,348,023	2,363,210	2,366,560
Retained earnings	1,819,412	1,753,994	1,690,112	1,640,171	1,578,176
Accumulated other comprehensive loss	(261,799)	(271,425)	(249,075)	(350,530)	(292,678)
Total stockholders' equity	3,855,503	3,811,401	3,791,075	3,654,874	3,654,084
Total liabilities and stockholders' equity	$22,919,905	$22,835,721	$22,656,658	$21,950,638	$22,126,429

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
(In thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Interest income:
Loans	$274,324	$265,294	$260,003	$249,464	$243,152	$539,618	$480,149
Investment securities
Taxable	32,587	33,229	34,016	34,520	34,751	65,816	70,039
Tax-exempt	7,769	7,803	7,855	7,868	7,932	15,572	15,895
Deposits - other banks	12,564	10,528	4,281	2,328	3,729	23,092	8,414
Federal funds sold	59	61	65	82	68	120	74
Total interest income	327,303	316,915	306,220	294,262	289,632	644,218	574,571
Interest expense:
Interest on deposits	95,741	92,548	87,971	78,698	70,147	188,289	129,309
Federal funds purchased	—	—	—	1	2	—	2
FHLB and other borrowed funds	14,255	14,276	9,878	8,161	6,596	28,531	12,786
Securities sold under agreements to repurchase	1,363	1,404	1,480	1,344	1,121	2,767	1,989
Subordinated debentures	4,122	4,097	4,121	4,121	4,123	8,219	8,247
Total interest expense	115,481	112,325	103,450	92,325	81,989	227,806	152,333
Net interest income	211,822	204,590	202,770	201,937	207,643	416,412	422,238
Provision for credit losses on loans	8,000	5,500	5,650	2,800	2,300	13,500	3,500
Recovery of credit losses on unfunded commitments	—	(1,000)	—	(1,500)	—	(1,000)	—
Provision for credit losses on investment securities	—	—	—	—	1,683	—	1,683
Total credit loss expense	8,000	4,500	5,650	1,300	3,983	12,500	5,183
Net interest income after credit loss expense	203,822	200,090	197,120	200,637	203,660	403,912	417,055
Non-interest income:
Service charges on deposit accounts	9,714	9,686	10,072	10,062	9,231	19,400	19,073
Other service charges and fees	10,679	10,189	10,422	10,128	11,763	20,868	23,638
Trust fees	4,722	5,066	4,316	4,660	4,052	9,788	8,916
Mortgage lending income	4,276	3,558	2,385	3,132	2,650	7,834	5,221
Insurance commissions	565	508	480	562	518	1,073	1,044
Increase in cash value of life insurance	1,279	1,195	1,170	1,170	1,211	2,474	2,315
Dividends from FHLB, FRB, FNBB & other	2,998	3,007	3,010	2,916	2,922	6,005	5,716
Gain on SBA loans	56	198	42	97	—	254	139
Gain (loss) on branches, equipment and other assets, net	2,052	(8)	583	—	917	2,044	924
Gain on OREO, net	49	17	13	—	319	66	319
Fair value adjustment for marketable securities	(274)	1,003	5,024	4,507	783	729	(10,625)
Other income	6,658	7,380	5,331	6,179	15,143	14,038	26,993
Total non-interest income	42,774	41,799	42,848	43,413	49,509	84,573	83,673
Non-interest expense:
Salaries and employee benefits	60,427	60,910	63,430	64,512	64,534	121,337	129,024
Occupancy and equipment	14,408	14,551	14,965	15,463	14,923	28,959	29,875
Data processing expense	8,935	9,147	9,107	9,103	9,151	18,082	18,119
Other operating expenses	29,415	26,888	39,673	25,684	27,674	56,303	53,908
Total non-interest expense	113,185	111,496	127,175	114,762	116,282	224,681	230,926
Income before income taxes	133,411	130,393	112,793	129,288	136,887	263,804	269,802
Income tax expense	31,881	30,284	26,550	30,835	31,616	62,165	61,569
Net income	$101,530	$100,109	$86,243	$98,453	$105,271	$201,639	$208,233

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
PER SHARE DATA

Diluted earnings per common share	$0.51	$0.50	$0.43	$0.49	$0.52	$1.00	$1.02
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.52	0.49	0.46	0.47	0.51	1.01	1.04
Basic earnings per common share	0.51	0.50	0.43	0.49	0.52	1.00	1.03
Dividends per share - common	0.18	0.18	0.18	0.18	0.18	0.36	0.36
Book value per common share	19.30	18.98	18.81	18.06	18.04	19.30	18.04
Tangible book value per common share (non-GAAP)(1)	12.08	11.79	11.63	10.90	10.87	12.08	10.87

STOCK INFORMATION

Average common shares outstanding	200,319	201,210	201,756	202,526	202,793	200,765	203,122
Average diluted shares outstanding	200,465	201,390	201,891	202,650	202,923	200,909	203,274
End of period common shares outstanding	199,746	200,797	201,526	202,323	202,573	199,746	202,573

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.79%	1.78%	1.55%	1.78%	1.90%	1.78%	1.87%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	1.83	1.76	1.66	1.72	1.85	1.79	1.90
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.94	1.93	1.69	1.95	2.07	1.93	2.03
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	1.98	1.91	1.81	1.87	2.02	1.94	2.07
Return on average common equity (ROE)	10.73	10.64	9.36	10.65	11.63	10.69	11.66
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	10.98	10.54	10.00	10.25	11.33	10.76	11.85
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	17.29	17.22	15.49	17.62	19.39	17.26	19.57
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	17.69	17.07	16.56	16.95	18.90	17.38	19.88
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	17.56	17.50	15.80	17.95	19.74	17.53	19.92
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	17.97	17.34	16.87	17.29	19.24	17.66	20.23
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Efficiency ratio	43.17%	44.22%	50.64%	45.53%	44.00%	43.69%	44.39%
Efficiency ratio, as adjusted (non-GAAP)(1)	42.59	44.43	46.43	46.44	44.83	43.50	44.12
Net interest margin - FTE (NIM)	4.27	4.13	4.17	4.19	4.28	4.20	4.33
Fully taxable equivalent adjustment	$2,628	$892	$1,091	$1,293	$1,494	$3,520	$3,122
Total revenue (net)	254,596	246,389	245,618	245,350	257,152	500,985	505,911
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	141,411	134,893	118,443	130,588	140,870	276,304	274,985
PPNR, as adjusted (non-GAAP)(1)	141,886	133,728	126,402	125,743	137,308	275,614	279,370
Pre-tax net income to total revenue (net)	52.40%	52.92%	45.92%	52.70%	53.23%	52.66%	53.33%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	52.59	52.45	49.16	50.72	51.85	52.52	54.20
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	55.54	54.75	48.22	53.23	54.78	55.15	54.35
P5NR, as adjusted (non-GAAP)(1)	55.73	54.28	51.46	51.25	53.40	55.01	55.22
Total purchase accounting accretion	$1,873	$2,772	$2,324	$2,431	$2,660	$4,645	$5,832
Average purchase accounting loan discounts	22,788	24,820	27,397	29,915	32,546	23,813	34,022

OTHER OPERATING EXPENSES

Advertising	$1,692	$1,654	$2,226	$2,295	$2,098	$3,346	$4,329
Amortization of intangibles	2,140	2,140	2,253	2,477	2,478	4,280	4,955
Electronic banking expense	3,412	3,156	3,599	3,709	3,675	6,568	7,005
Directors' fees	423	498	399	417	538	921	998
Due from bank service charges	282	276	274	282	286	558	559
FDIC and state assessment	5,494	3,318	16,016	2,794	3,220	8,812	6,720
Insurance	905	903	873	878	927	1,808	1,816
Legal and accounting	2,617	2,081	1,192	1,514	1,436	4,698	2,524
Other professional fees	2,108	2,236	1,640	2,117	2,774	4,344	5,058
Operating supplies	613	683	777	860	763	1,296	1,501
Postage	497	523	503	491	586	1,020	1,087
Telephone	444	470	515	544	573	914	1,101
Other expense	8,788	8,950	9,406	7,306	8,320	17,738	16,255
Total other operating expenses	$29,415	$26,888	$39,673	$25,684	$27,674	$56,303	$53,908
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
BALANCE SHEET RATIOS
Total loans to total deposits	87.18%	86.05%	85.92%	86.40%	83.43%
Common equity to assets	16.82	16.69	16.73	16.65	16.51
Tangible common equity to tangible assets (non-GAAP)(1)	11.23	11.06	11.05	10.76	10.65
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,599,925	$5,616,965	$5,549,954	$5,614,259	$5,480,738
Construction/land development	2,511,817	2,330,555	2,293,047	2,154,030	2,201,514
Agricultural	345,461	337,618	325,156	336,160	340,067
Residential real estate loans
Residential 1-4 family	1,910,143	1,899,974	1,844,260	1,808,248	1,790,218
Multifamily residential	509,091	415,926	435,736	444,239	455,754
Total real estate	10,876,437	10,601,038	10,448,153	10,356,936	10,268,291
Consumer	1,189,386	1,163,228	1,153,690	1,153,461	1,156,273
Commercial and industrial	2,242,072	2,284,775	2,324,991	2,195,678	2,288,646
Agricultural	314,600	278,609	307,327	332,608	297,743
Other	158,962	186,023	190,567	233,150	170,019
Loans receivable	$14,781,457	$14,513,673	$14,424,728	$14,271,833	$14,180,972
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$290,294	$288,234	$285,562	$285,683	$287,169
Loans charged off	3,098	3,978	3,592	3,449	4,726
Recoveries of loans previously charged off	660	538	614	528	940
Net loans charged off	2,438	3,440	2,978	2,921	3,786
Provision for credit losses - loans	8,000	5,500	5,650	2,800	2,300
Balance, end of period	$295,856	$290,294	$288,234	$285,562	$285,683
Net charge-offs to average total loans	0.07%	0.10%	0.08%	0.08%	0.11%
Allowance for credit losses to total loans	2.00	2.00	2.00	2.00	2.01
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$78,090	$67,055	$59,971	$84,184	$49,627
Loans past due 90 days or more	8,251	12,928	4,130	6,674	10,869
Total non-performing loans	86,341	79,983	64,101	90,858	60,496
Other non-performing assets
Foreclosed assets held for sale, net	41,347	30,650	30,486	691	725
Other non-performing assets	63	63	785	64	64
Total other non-performing assets	41,410	30,713	31,271	755	789
Total non-performing assets	$127,751	$110,696	$95,372	$91,613	$61,285
Allowance for credit losses for loans to non-performing loans	342.66%	362.94%	449.66%	314.29%	472.23%
Non-performing loans to total loans	0.58	0.55	0.44	0.64	0.43
Non-performing assets to total assets	0.56	0.48	0.42	0.42	0.28
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2024			March 31, 2024
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$929,916	$12,564	5.43%	$801,456	$10,528	5.28%
Federal funds sold	4,424	59	5.36	5,012	61	4.90
Investment securities - taxable	3,445,769	32,587	3.80	3,473,511	33,229	3.85
Investment securities - non-taxable - FTE	1,185,001	10,254	3.48	1,257,861	8,642	2.76
Loans receivable - FTE	14,648,564	274,467	7.54	14,487,494	265,347	7.37
Total interest-earning assets	20,213,674	329,931	6.56	20,025,334	317,807	6.38
Non-earning assets	2,662,275			2,657,925
Total assets	$22,875,949			$22,683,259
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,118,587	$77,928	2.82%	$11,038,910	$75,597	2.75%
Time deposits	1,732,610	17,813	4.14	1,685,193	16,951	4.05
Total interest-bearing deposits	12,851,197	95,741	3.00	12,724,103	92,548	2.93
Federal funds purchased	33	—	—	—	—	—
Securities sold under agreement to repurchase	159,899	1,363	3.43	172,024	1,404	3.28
FHLB and other borrowed funds	1,301,050	14,255	4.41	1,301,091	14,276	4.41
Subordinated debentures	439,613	4,122	3.77	439,760	4,097	3.75
Total interest-bearing liabilities	14,751,792	115,481	3.15	14,636,978	112,325	3.09
Non-interest bearing liabilities
Non-interest bearing deposits	4,083,916			4,017,659
Other liabilities	234,441			244,970
Total liabilities	19,070,149			18,899,607
Shareholders' equity	3,805,800			3,783,652
Total liabilities and shareholders' equity	$22,875,949			$22,683,259
Net interest spread			3.41%			3.29%
Net interest income and margin - FTE		$214,450	4.27		$205,482	4.13

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2024			June 30, 2023
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$865,686	$23,092	5.36%	$372,752	$8,414	4.55%
Federal funds sold	4,718	120	5.11	2,926	74	5.10
Investment securities - taxable	3,459,639	65,816	3.83	3,791,872	70,039	3.72
Investment securities - non-taxable - FTE	1,221,431	18,896	3.11	1,285,148	18,814	2.95
Loans receivable - FTE	14,568,029	539,814	7.45	14,366,267	480,352	6.74
Total interest-earning assets	20,119,503	647,738	6.47	19,818,965	577,693	5.88
Non-earning assets	2,660,101			2,641,370
Total assets	$22,779,604			$22,460,335
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,078,749	$153,525	2.79%	$11,410,230	$117,493	2.08%
Time deposits	1,708,902	34,764	4.09	1,123,793	11,816	2.12
Total interest-bearing deposits	12,787,651	188,289	2.96	12,534,023	129,309	2.08
Federal funds purchased	17	—	—	62	2	6.51
Securities sold under agreement to repurchase	165,962	2,767	3.35	139,477	1,989	2.88
FHLB and other borrowed funds	1,301,071	28,531	4.41	665,356	12,786	3.88
Subordinated debentures	439,686	8,219	3.76	440,273	8,247	3.78
Total interest-bearing liabilities	14,694,387	227,806	3.12	13,779,191	152,333	2.23
Non-interest bearing liabilities
Non-interest bearing deposits	4,050,787			4,879,521
Other liabilities	239,704			201,562
Total liabilities	18,984,878			18,860,274
Shareholders' equity	3,794,726			3,600,061
Total liabilities and shareholders' equity	$22,779,604			$22,460,335
Net interest spread			3.35%			3.65%
Net interest income and margin - FTE		$419,932	4.20		$425,360	4.33

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands, except per share data)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$101,530	$100,109	$86,243	$98,453	$105,271	$201,639	$208,233
Pre-tax adjustments
FDIC special assessment	2,260	—	12,983	—	—	2,260	—
BOLI death benefits	—	(162)	—	(338)	(2,779)	(162)	(2,779)
Gain on sale of building	(2,059)	—	—	—	—	(2,059)	—
Fair value adjustment for marketable securities	274	(1,003)	(5,024)	(4,507)	(783)	(729)	10,625
Recoveries on historic losses	—	—	—	—	—	—	(3,461)
Total pre-tax adjustments	475	(1,165)	7,959	(4,845)	(3,562)	(690)	4,385
Tax-effect of adjustments	119	(251)	1,989	(1,112)	(879)	(132)	1,082
Deferred tax asset write-down	2,030	—	—	—	—	2,030	—
Total adjustments after-tax (B)	2,386	(914)	5,970	(3,733)	(2,683)	1,472	3,303
Earnings, as adjusted (C)	$103,916	$99,195	$92,213	$94,720	$102,588	$203,111	$211,536

Average diluted shares outstanding (D)	200,465	201,390	201,891	202,650	202,923	200,909	203,274

GAAP diluted earnings per share: (A/D)	$0.51	$0.50	$0.43	$0.49	$0.52	$1.00	$1.02
Adjustments after-tax: (B/D)	0.01	(0.01)	0.03	(0.02)	(0.01)	0.01	0.02
Diluted earnings per common share, as adjusted: (C/D)	$0.52	$0.49	$0.46	$0.47	$0.51	$1.01	$1.04

ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	1.79%	1.78%	1.55%	1.78%	1.90%	1.78%	1.87%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	1.83	1.76	1.66	1.72	1.85	1.79	1.90
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	1.94	1.93	1.69	1.95	2.07	1.93	2.03
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	1.98	1.91	1.81	1.87	2.02	1.94	2.07

GAAP net income available to common shareholders (A)	$101,530	$100,109	$86,243	$98,453	$105,271	$201,639	$208,233
Amortization of intangibles (B)	2,140	2,140	2,253	2,477	2,478	4,280	4,955
Amortization of intangibles after-tax (C)	1,605	1,605	1,690	1,866	1,866	3,210	3,732
Adjustments after-tax (D)	2,386	(914)	5,970	(3,733)	(2,683)	1,472	3,303
Average assets (E)	22,875,949	22,683,259	22,056,440	21,902,434	22,227,404	22,779,604	22,460,335
Average goodwill & core deposit intangible (F)	1,443,778	1,445,902	1,448,061	1,450,478	1,452,951	1,444,840	1,454,180

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	10.73%	10.64%	9.36%	10.65%	11.63%	10.69%	11.66%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	10.98	10.54	10.00	10.25	11.33	10.76	11.85
Return on average tangible common equity: (A/(D-E))	17.29	17.22	15.49	17.62	19.39	17.26	19.57
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	17.69	17.07	16.56	16.95	18.90	17.38	19.88
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	17.56	17.50	15.80	17.95	19.74	17.53	19.92
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	17.97	17.34	16.87	17.29	19.24	17.66	20.23

GAAP net income available to common shareholders (A)	$101,530	$100,109	$86,243	$98,453	$105,271	$201,639	$208,233
Earnings excluding intangible amortization (B)	103,135	101,714	87,933	100,319	107,137	204,849	211,965
Adjustments after-tax (C)	2,386	(914)	5,970	(3,733)	(2,683)	1,472	3,303
Average common equity (D)	3,805,800	3,783,652	3,656,720	3,667,339	3,630,194	3,794,726	3,600,061
Average goodwill & core deposits intangible (E)	1,443,778	1,445,902	1,448,061	1,450,478	1,452,951	1,444,840	1,454,180
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-G)/(B+C+E))	43.17%	44.22%	50.64%	45.53%	44.00%	43.69%	44.39%
Efficiency ratio, as adjusted: ((D-G-I)/(B+C+E-H))	42.59	44.43	46.43	46.44	44.83	43.50	44.12
Pre-tax net income to total revenue (net) (A/(B+C))	52.40	52.92	45.92	52.70	53.23	52.66	53.33
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	52.59	52.45	49.16	50.72	51.85	52.52	54.20
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$141,411	$134,893	$118,443	$130,588	$140,870	$276,304	$274,985
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F)	141,886	133,728	126,402	125,743	137,308	275,614	279,370
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	55.54%	54.75%	48.22%	53.23%	54.78%	55.15%	54.35%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	55.73	54.28	51.46	51.25	53.40	55.01	55.22

Pre-tax net income (A)	$133,411	$130,393	$112,793	$129,288	$136,887	$263,804	$269,802
Net interest income (B)	211,822	204,590	202,770	201,937	207,643	416,412	422,238
Non-interest income (C)	42,774	41,799	42,848	43,413	49,509	84,573	83,673
Non-interest expense (D)	113,185	111,496	127,175	114,762	116,282	224,681	230,926
Fully taxable equivalent adjustment (E)	2,628	892	1,091	1,293	1,494	3,520	3,122
Total pre-tax adjustments (F)	475	(1,165)	7,959	(4,845)	(3,562)	(690)	4,385
Amortization of intangibles (G)	2,140	2,140	2,253	2,477	2,478	4,280	4,955
Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$(274)	$1,003	$5,024	$4,507	$783	$729	$(10,625)
Gain on OREO	49	17	13	—	319	66	319
Gain (loss) on branches, equipment and other assets, net	2,052	(8)	583	—	917	2,044	924
BOLI death benefits	—	162	—	338	2,779	162	2,779
Recoveries on historic losses	—	—	—	—	—	—	3,461
Total non-interest income adjustments (H)	$1,827	$1,174	$5,620	$4,845	$4,798	$3,001	$(3,142)
Non-interest expense:
FDIC special assessment	2,260	—	12,983	—	—	2,260	—
Total non-interest expense adjustments (I)	$2,260	$—	$12,983	$—	$—	$2,260	$—

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$19.30	$18.98	$18.81	$18.06	$18.04
Tangible book value per common share: ((A-C-D)/B)	12.08	11.79	11.63	10.90	10.87

Total stockholders' equity (A)	$3,855,503	$3,811,401	$3,791,075	$3,654,874	$3,654,084
End of period common shares outstanding (B)	199,746	200,797	201,526	202,323	202,573
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	44,490	46,630	48,770	51,023	53,500
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	16.82%	16.69%	16.73%	16.65%	16.51%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	11.23	11.06	11.05	10.76	10.65

Total assets (A)	$22,919,905	$22,835,721	$22,656,658	$21,950,638	$22,126,429
Total stockholders' equity (B)	3,855,503	3,811,401	3,791,075	3,654,874	3,654,084
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	44,490	46,630	48,770	51,023	53,500